UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2006
W. P. Carey & Co. LLC
(Exact name of registrant as specified in its charter)

Delaware	001-13779	13-3912578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

50 Rockefeller Plaza
New York, NY	10020
(Address of principal executive offices)	(Zip Code)
(212) 492-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES

ITEM 1.02 Termination of a Material Definitive Agreement
     On October 2, 2006, the registrant’s chief executive officer, Gordon F. DuGan, informed the registrant of his decision not to renew his 1997 employment agreement with a subsidiary of the registrant beyond its December 31, 2006 expiration date. In the absence of this notice or any non-renewal notice by the registrant, the employment agreement would have renewed automatically for an additional one-year term. The registrant expects to continue to employ Mr. DuGan as its chief executive officer following expiration of the contract term and Mr. DuGan has informed the registrant that he has no present intention to terminate his continued employment by the registrant in that capacity.
ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated April 7, 1997, between Gordon F. DuGan and W. P. Carey & Co. LLC (incorporated herein by reference to Exhibit 10.7 to W. P. Carey & Co. LLC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC
Date: October 6, 2006	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and acting Chief Financial Officer